YOUR VOTE IS IMPORTANT.

Please fold and detach card at perforation before mailing

BLACKROCK SERIES FUND, INC.
SPECIAL MEETING OF SHAREHOLDERS

April 4, 2007

PORTFOLIO NAME PRINTS HERE

THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
(“BOARD”) OF BLACKROCK SERIES FUND, INC. AND RELATES TO
THE PROPOSAL WITH RESPECT TO THE ABOVE-REFERENCED PORTFOLIO
(THE “PORTFOLIO”), A SERIES OF THE FUND.

The undersigned hereby appoints as proxies Brian Stewart and Alice Pellegrino, and each of them with power of substitution, to represent and vote the shares of the undersigned held as of the record date in the Portfolio at the Special Meeting of Shareholders to be held on April 4, 2007, at the offices of BlackRock Advisors, LLC, 800 Scudders Mill Road, Plainsboro, NJ 08536 and any adjournments thereof (“Meeting”), with all the power the undersigned would have if personally present. The voting interest represented by this card will be voted as instructed. IF YOU DO NOT INDICATE A CHOICE, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE “FOR” THE PROPOSAL RELATING TO THE PORTFOLIO WITH DISCRETIONARY POWER TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This voting instruction card must be dated and signed exactly as instructed.

Date ______________

PLEASE DATE AND SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Sign exactly as name appears hereon.

_____________________________
Signature(s)

Please fold and detach card at perforation before mailing

PLEASE FILL IN BOX(ES) AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. PLEASE DO NOT USE FINE POINT PENS.

When properly signed, the voting interest represented by this card will be voted as instructed below. If no instruction is given for the proposal, voting will be “FOR” the proposal.

FOR	AGAINST	ABSTAIN
|_|	|_|	|_|

1.	To consider and vote on a Plan of Substitution for [______] Portfolio as described in the proxy statement enclosed herewith.

PLEASE DATE AND SIGN THE REVERSE SIDE OF THIS CARD

YOUR VOTE IS IMPORTANT.